Exhibit 3.1

AMENDED & RESTATED

CERTIFICATE OF INCORPORATION

OF

TRANSUNION CORP.

(Under Sections 242 and 245 of the

Delaware General Corporation Law)

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is TRANSUNION CORP.

2. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on December 2, 2004, amended by the Certificate of Amendment of Certificate of Incorporation of TransUnion Corp. filed with the Secretary of State on October 13, 2005, amended and restated by the Certificate of Merger of the Corporation filed with the Secretary of State on June 15, 2010 and amended by the Certificate of Amendment to Certificate of Incorporation filed with the Secretary of State on                     , 2011.

3. This Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

4. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of this corporation (the “Corporation”) is: TransUnion Corp.

ARTICLE II

ADDRESS OF REGISTERED OFFICE;

NAME OF REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same may be amended from time to time (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

Section 1. Authorized Shares. The total number of shares of capital stock that the Corporation is authorized to issue is 300,000,000 shares, of which 270,000,000 shares shall be shares of Common Stock, par value $0.01 per share (the “Common Stock”), and 30,000,000 shares shall be shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

Upon this Certificate of Incorporation becoming effective pursuant to the DGCL (the “Effective Time”), (a) each share of the Corporation’s Voting Common Stock issued and outstanding or held in treasury, immediately prior to the Effective Time (the “Old Voting Common Stock”), will, without action of the holder thereof, automatically be reclassified as and converted into one share of Common Stock, and (b) each share of the Corporation’s Non-Voting Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time (the “Old Non-Voting Common Stock”) will, without action of the holder thereof, automatically be reclassified as and converted into one share of Common Stock. Each certificate that immediately prior to the Effective Time represented shares of Old Voting Common Stock or Old Non-Voting Common Stock shall at the Effective Time, automatically and without the necessity of presenting the same for exchange, represent such number of shares of Common Stock into which the shares of Old Voting Common Stock or Old Non-Voting Common Stock represented by such certificate have been reclassified.

The number of authorized shares of Common Stock and Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding stock entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.

Section 2. Common Stock. The Common Stock shall have the following powers, preferences and rights and qualifications, limitations and restrictions:

(a) Voting Rights. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder as of the applicable record date on any matter that is submitted to a vote of the stockholders of the Corporation.

(b) Dividends and Distributions. Subject to the rights of the holders of any series of Preferred Stock, the holders of Common Stock shall be entitled to receive such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of assets or funds of the Corporation legally available therefor.

(c) Liquidation. Subject to the rights of the holders of any series of Preferred Stock, in the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of Common Stock shall be entitled to share ratably, on a per share basis, in all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.

Section 3. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by the DGCL, to provide by resolution or resolutions for the issuance of a share or shares of Preferred Stock in one or more series and, by filing a certificate of designation pursuant to the DGCL setting forth a copy of such resolution or resolutions, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights (including the voting rights (if any) of the shares of such series) of the shares of each such series and the qualifications, limitations, and restrictions thereof. The authority of the Board of Directors with respect to the Preferred Stock and any series shall include, but not be limited to, determination of the following:

(a) the number of shares constituting any series and the distinctive designation of that series, which may be distinguished by number, letter or title;

(b) the dividend rate on the shares of any series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) whether any series shall have voting rights, in addition to the voting rights provided by applicable law, and, if so, the number of votes per share and the terms and conditions of such voting rights;

(d) whether any series shall have conversion privileges and, if so, the terms and conditions of conversion, including provision for adjustment of the conversion rate upon such events as the Board of Directors shall determine;

(e) whether the shares of any series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) whether any series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g) the rights of the shares of any series in the event of voluntary or involuntary dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(h) any other powers, preferences, rights, qualifications, limitations, and restrictions of any series.

Notwithstanding the foregoing, except as otherwise required by applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate filed with the Secretary of State establishing a series of Preferred Stock in accordance with Section 3 of this Article IV) that relates solely to the powers, preferences or rights, or qualifications, limitations, restrictions or other terms, of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to applicable law or this Certificate of Incorporation (including any certificate filed with the Secretary of State establishing a series of Preferred Stock in accordance with Section 3 of this Article IV).

ARTICLE V

BOARD OF DIRECTORS

Section 1. Powers of the Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by applicable law or by this Certificate of

Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 2. Classification of the Board. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock with respect to any directors elected (or to be elected) by the holders of such series, the directors of the Corporation shall be divided into three classes, hereby designated Class I, Class II and Class III. The Board of Directors may assign members of the Board of Directors already in office to such classes by resolution duly adopted by the Board of Directors. The term of office of the initial Class I directors shall expire at the first annual meeting of the stockholders following the filing of this Certificate of Incorporation; the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the filing of this Certificate of Incorporation; and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the filing of this Certificate of Incorporation. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock with respect to any directors elected (or to be elected) by the holders of such series, at each annual meeting of stockholders, commencing with the first annual meeting of stockholders following the filing of this Certificate of Incorporation, each of the successors elected to replace the directors of a class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified, subject to the earlier resignation, death, disqualification or removal of such director. In case of any increase or decrease, from time to time, in the number of directors (other than directors elected by any series of Preferred Stock), the number of directors in each class shall be apportioned among the classes as nearly equal as possible.

Section 3. Number of Directors. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock with respect to any directors elected (or to be elected) by the holders of such series, the total number of directors constituting the Board of Directors shall be determined from time to time exclusively by a vote of a majority of the entire Board of Directors, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

Section 4. Removal of Directors. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock with respect to any directors elected by the holders of such series and except as otherwise required by applicable law, any or all of the directors of the Corporation may be removed from office only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

Section 5. Vacancies. Except as may be provided in a resolution or resolutions providing for any series of Preferred Stock with respect to any directors elected (or to be elected) by the holders of such series, any vacancies in the Board of Directors for any reason and any newly created directorships resulting by reason of any increase in the number of directors shall be filled only by the Board of Directors (and not by the stockholders), acting by majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of the class of directors to which such directors have been appointed and, in each case, until their respective successors shall have been duly elected and qualified and subject to the earlier resignation, death, disqualification or removal of such directors.

Section 6. Bylaws. The Board of Directors shall have the power to adopt, amend, alter, change or repeal any and all Bylaws of the Corporation. In addition, the stockholders of the Corporation may adopt, amend, alter, change or repeal any and all Bylaws of the Corporation by the affirmative vote of the holders of a majority of the voting power of the Corporation’s then outstanding capital stock entitled to vote thereon, voting together as a single class.

Section 7. Elections of Directors. Elections of directors need not be by ballot unless the Bylaws of the Corporation shall so provide.

Section 8. Officers. Except as otherwise expressly delegated by resolution of the Board of Directors, the Board of Directors shall have the exclusive power and authority to appoint and remove officers of the Corporation. Each officer of the Corporation shall hold office at the pleasure of the Board of Directors and shall hold office until his or her successor shall have been duly appointed and qualified, or until his or her death or until he or she shall resign or be removed.

Section 9. Corporate Opportunities. To the fullest extent permitted by the DGCL, if any non-employee director (or any of his or her affiliates) acquires knowledge of a potential transaction or matter which may be a corporate opportunity, the Corporation shall have no interest or expectancy in being offered by such non-employee director (or any of his or her affiliates) any opportunity to participate in such corporate opportunity, any such interest or expectancy being hereby renounced, so that, as a result of such renunciation and without limiting the scope of such renunciation, such person (or any of his or her affiliates) (a) shall have no duty to communicate or present such corporate opportunity to the Corporation and (b) shall have the right to hold any such corporate opportunity for his, her or its own account or to recommend, sell, assign or transfer such corporate opportunity to persons other than the Corporation; provided, however, that the foregoing shall not preclude or prevent the Corporation from pursuing any corporate opportunity that may be presented to it by any means. Notwithstanding the foregoing, the Corporation does not renounce any interest or expectancy it may have in any corporate opportunity that is offered to any non-employee director (or any of his or her affiliates), if such opportunity is expressly offered to such non-employee director (or his or her affiliates) solely in, and as a direct result of, his or her capacity as a director of the Corporation.

ARTICLE VI

STOCKHOLDERS

Section 1. Actions by Written Consent. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock with respect to such series, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any written consent in lieu of a meeting by the stockholders.

Section 2. Special Meetings of Stockholders. Special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors or by the Secretary upon direction of the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

Section 3. Annual Meetings of Stockholders. The date, time and place, if any, of the annual meeting of stockholders shall be fixed by the Board of Directors in its sole and absolute discretion.

ARTICLE VII

DIRECTOR LIABILITY

A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it presently exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right arising prior to the time of such amendment, modification or repeal.

ARTICLE VIII

SECTION 203

The Corporation shall be governed by Section 203 of the DGCL (or any successor provision thereto) (“Section 203”), and the provisions contained in Section 203 shall apply to the fullest extent permitted thereunder.

ARTICLE IX

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action, suit or proceeding brought in the right of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws of the Corporation, or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

ARTICLE X

AMENDMENT

The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner permitted by the DGCL and all rights and powers conferred upon stockholders and/or directors herein are granted subject to this reservation. Any such amendment, alteration, change or repeal shall require the affirmative vote of both (a) a majority of the entire Board of Directors and (b) except as may be provided in a resolution or resolutions of the Board of Directors providing for the separate approval of any series of Preferred Stock or as otherwise provided in this Certificate of Incorporation, a majority of the voting power of the Corporation’s then outstanding capital stock entitled to vote thereon, voting together as a single class. Any vote of stockholders required by this Article X shall be in addition to any other vote that may be required by applicable law, the Bylaws of the Corporation or any agreement with a national securities exchange or otherwise.

IN WITNESS WHEREOF, TransUnion Corp. has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer this     day of                     , 2011

TRANSUNION CORP.

By:
Name:
Title:

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